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                                                                    Exhibit 8.1






                                  September 24, 1997





Western Investment Real
  Estate Trust
3450 California Street
San Francisco, CA  94118

         RE:  Western Investment Real Estate Trust --
                REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We are acting as counsel to Western Investment Real Estate Trust, a California real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended, of $ 75,000,000 of senior notes ( the "Securities"). In this regard, we have participated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") including the Prospectus Supplement therein (the "Prospectus Supplement"), which the Trust proposes to file with the Securities and Exchange Commission (the "SEC").

         We have reviewed the following documents for purposes of this opinion:

         (i)   The 1996 Annual Report of the Trust filed with the SEC;

         (ii) The Form 10-K for the fiscal year ended December 31, 1996, filed by the Trust with the SEC;

        (iii) The Form 10-Q for the quarter ended March 31, 1997 filed by the Trust with the SEC;

         (iv) The Form 10-Q for the quarter ended June 30, 1997 filed by the Trust with the SEC;

          (v) The pro forma REIT tax qualification test package prepared by the Trust for the quarter ending March 31, 1997;

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Western Investment Real
  Estate Trust
September 23, 1997

Page 2

         (vi) The pro forma REIT tax qualification test package prepared by the Trust for the quarter ending June 30, 1997;

        (vii) The pro forma REIT tax qualification test package prepared by the Trust for the year ending December 31, 1996; and

       (viii) The Certificate of the Chief Financial Officer of the Trust dated September 19, 1997.

         The documents listed in items (i) through (vii) referred to above are hereinafter referred to as the "Reports." The certificate listed in item (viii) is hereinafter referred to as the "Certificate."

         We have relied on the correctness and accuracy of all facts set forth in the Certificate and Reports.

         Based on this review, and in reliance on the Reports and Certificate, we are of the opinion that, for the calendar year 1996, the Trust met the requirements of the Internal Revenue Code of 1986, as amended, for qualification as a real estate investment trust, that the Trust currently meets such requirements, and that the Trust's contemplated method of operation as described in the Prospectus Supplement will enable the Trust to comply with such requirements in the future.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus Supplement included therein.

                        Very truly yours,

                        STEINHART & FALCONER LLP

                        /s/ Steinhart & Falconer LLP